Exhibit 32.1

CERTIFICATION

Pursuant to Sections 302 and 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Zhou Chang Sheng, Chief Executive Officer of YaSheng Group, Ltd. (the "Company"), hereby certifies that, to the best of his knowledge:

1. the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2008 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2010

Zhou Chang Sheng Chief Executive Officer